Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128392 on Form SB-2/A and Registration Statement No. 333-261214 on Form S-8 of our report dated June 29, 2022, with respect to the statement of net assets available for benefits as of December 31, 2021, appearing in the Annual Report on Form 11-K of Magyar Bank 401(k) Profit Sharing Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 27, 2023

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